EXHIBIT 99.1

Sunvault Energy and Kanata Sign Major Agreement

KELOWNA, BRITISH COLUMBIA--(Marketwired – July 21, 2014) - SUNVAULT ENERGY INC. (PINKSHEETS:SVLT) ("Sunvault") ("the Company") is pleased to announce that the Company has signed an agreement with Kanata Metis Cultural Enterprises Ltd. (”Kanata”) to acquire the remaining approximate 44% of CleanGen Inc. and its collective companies (“CleanGen”)(“CleanGen Power Corp”)(“ Cutting Edge Tire Recycling LP”). The agreement is subject to approval by The Sunvault board of directors. No due diligence period is required for this transaction.

Under the agreement Sunvault will acquire 100% of the shares that Kanata has in CleanGen Inc. and 100% of the Kanata shareholder loans in CleanGen which equal approx. $1.25 million dollars that will be converted from debt to shareholders equity. Payment for the transaction will be by the issuance of 8,000,000 common shares.

“This is a major step towards Sunvault reaching its goal of acquiring companies or assets that are immediately accretive and that build into our foundation of non cyclical revenue producing units that will support our company initiatives while we develop our technology” commented Gary Monaghan, CEO and President of Sunvault Energy. “We thank Kanata for their professional conduct and willingness to work towards a successful conclusion on this agreement” he continued.

Sunvault will continue to seek out additional acquisition opportunities as they fit into the Company’s mandate and growth plans.

About CleanGen Inc.

CleanGen Inc. (CGI) is developing and acquiring assets to create a synergetic group of companies that specialize in environmental solutions through the application of clean, green technologies and products while working with Aboriginal peoples, their communities and organizations.

About Sunvault Energy Inc:

Sunvault Energy Inc. is committed to bringing cost effective energy generation and energy storage to the solar industry through a seamless and novel integration of energy generation and storage. This technical approach is a first and has the potential to enable the lowest overall system cost at maximum efficiency. SunVault has further diversified by acquiring companies or assets that are immediately accretive and that will facilitate into the owning of quality non-cyclical assets.

For more information, visit the Sunvault Energy website at http://www.sunvaultenergy.com/ and/or question@sunvaultenergy.com.

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that working with Universities will expedite Sunvault technology into real world applications, the ability to reduce the required footprint and cost associated to traditional solar energy generation, collection and storage, or that the technology has the potential to revolutionize how solar energy is generated, stored and utilized.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic conditions, our ability to achieve the expected benefits from the development agreement. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT INFORMATION

Sunvault Energy Inc.
Gary Monaghan
1-778-478-9530
question@sunvaultenergy.com
www.sunvaultenergy.com